SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2006


                    CONTINENTAL BEVERAGE AND NUTRITION, INC.
                    ----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


             0-30276                                       11-3377469
             -------                                       ----------
     (Commission File Number)                        (IRS Employer Number)


100 Quentin Roosevelt Boulevard - Suite 404, Garden City, New York     11530
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         (Address of Principal Executive Offices)                    (ZIP Code)


                                 (516) 222-0100
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement

      The Registrant has executed and delivered a letter agreement (the "LA"), dated January 19, 2006, with US Modular, LLC ("USM"). The LA contemplates a business combination (the "Merger") between a to be formed subsidiary of the Registrant and USM, through either a share exchange or a merger. The consummation of the transaction contemplated by the LA is subject, among other things, approval of the members of USM and the Registrant completing a financing (the "Financing") with gross proceeds of $10 million. The Registrant and USM have agreed that Sloan Securities is their exclusive investment banker with respect to the Financing. After the transactions contemplated by the LA, the present shareholders of the Registrant would own approximately 5% of the combined entity, investors in the Financing would own 32% of the combined entity and present members of USM would own approximately 63% of the combined entity.

      USM designs and manufactures a comprehensive line of memory modules, storage products and custom solutions for use in medical systems, defense/aerospace, industrial computing, semiconductor systems, enterprise storage, and communications markets. USM specializes in JEDEC standard and semi-custom high-density memory modules, devices, cards, and FLASH drives for customers that require leading edge technology.

Item 9.01. Financial Statements, Pro-Forma Financial Information and Exhibits.

(a)   Financial Statements of Business to be acquired. Not required.

(b)   Pro-Forma Financial Information. Not required.

(c)   Exhibits.

10.1  Letter Agreement between the Registrant and US Modular, LLC.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Continental Beverage and Nutrition, Inc.


Dated: January 25, 2006                 By: /s/ David Sackler
                                            ------------------------------------
                                            David Sackler, President


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